                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                     INTERDIGITAL COMMUNICATIONS CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


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    2) Aggregate number of securities to which transaction applies:


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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
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    ___________________________________________________________________________
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    ___________________________________________________________________________

                     INTERDIGITAL COMMUNICATIONS CORPORATION

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 4, 2001

         The Board of Directors of InterDigital Communications Corporation, a Pennsylvania corporation (the "Company"), is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the Annual Meeting of Shareholders (the "Meeting"). The Meeting will be held at the Hilton Valley Forge, King of Prussia, Pennsylvania on June 4, 2001. The proxies may also be voted at any adjournments or postponements of the Meeting. This Proxy Statement and the accompanying proxy will be first sent or given to shareholders on approximately May 4, 2001. The principal executive offices of the Company are located at 781 Third Avenue, King of Prussia, Pennsylvania 19406-1409.


         Only holders of record of shares of Common Stock at the close of business on April 27, 2001 are entitled to vote at the Meeting or any adjournments or postponements of the Meeting. On that date there were 53,292,613 shares of the Company's Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote, and votes may not be cumulated in the election of directors. Holders of the Company's $2.50 Cumulative Convertible Preferred Stock are not entitled to vote at the Meeting. Under Pennsylvania law and the By-Laws of the Company, the presence of a quorum is required for each matter to be acted upon at the Meeting. The presence, in person or by proxy, of holders of the Common Stock entitled to cast at least a majority of the votes which all holders of the Common Stock are entitled to cast will constitute a quorum for purposes of the Meeting. Directors are elected by a plurality vote and approval of all other matters presented at the Meeting requires the affirmative vote of a majority of the votes cast by shareholders present, in person or by proxy, at the Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum, but will not be voted and will have no effect on matters to be voted upon at the Meeting. Broker non-votes will not be counted as votes cast on a proposal and will have no effect on matters to be voted upon.

         A form of proxy is enclosed for use at the Meeting. Proxies will be voted in accordance with shareholders' instructions. If no instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to the solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees named below as directors, and FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants to examine the financial statements of the Company for the year ending December 31, 2001, and by the proxies in their discretion on any other matters to come before the Meeting. A proxy may be revoked at any time before it is voted at the Meeting by delivering another later dated proxy, by sending written revocation to the Secretary of the Company or by attending the Meeting and voting in person. To be eligible to vote in person at the Meeting, a shareholder must be the registered owner of the shares or, if the shares are held in the name of a broker or bank, bring a legal proxy obtained from such broker or bank.


         The cost of solicitation of proxies by the Board of Directors of the Company (the "Board") will be borne by the Company. Proxies may be solicited by mail, electronic mail, personal interview, telephone or telegraph and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. In addition, the Company has retained W.F. Doring & Co. to aid in the solicitation of proxies for which a fee of approximately $7,000, plus expenses, will be paid. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Company's Common Stock.

                              ELECTION OF DIRECTORS
                                  (Proposal 1)


         The Board presently consists of six members, divided into three classes each having a term of three years. The Board has nominated two current directors for election at the Meeting for a term expiring at the year 2004 Annual Meeting of Shareholders and until their successors are elected and qualified. Unless authority to vote for the nominees is withheld in the proxy, the persons named in the accompanying proxy intend to vote the shares represented by the proxy FOR the election as director of the nominees named below. We have no reason to believe that the named nominees will be unavailable to serve if elected. However, if either of the nominees is unavailable to serve for any reason, the proxies may be voted for another person nominated as a substitute by the Board. Four incumbent directors will continue to serve as directors following the Meeting as set forth below, with two directors having a term expiring at the year 2002 Annual Meeting of Shareholders and two directors having a term expiring at the year 2003 Annual Meeting of Shareholders.

         The Board recommends a vote FOR Proposal 1 to elect Messrs. Roath and Colson to the Board of Directors.


         The following biographical information is furnished as to the nominees for election as a director and each of the current directors:

                 Nominees for Election to the Board of Directors
                 Three Year Term Expiring at 2004 Annual Meeting

         ROBERT S. ROATH, 58, has been a director of the Company since May 1997. Mr. Roath was Chief Financial Officer and Senior Vice President of RJR Nabisco, Inc. ("RJR Nabisco") from April 1995 to April 1997 and Corporate Controller and Senior Vice President at RJR Nabisco from September 1990 to April 1995. Mr. Roath has been a part-time consultant and Chairman of the Advisory Board to L.E.K. Consulting, a shareholder-value consulting firm, since May 1997. Mr. Roath is also a member of the Advisory Board to the Roundabout Theatre, a New York City not-for-profit classic theater and is a member of the advisory board of the Robert H. Smith School of Business at the University of Maryland.


         JOSEPH S. COLSON, JR., 53, became a director of the Company in April 1998. Mr. Colson has been President of Colson Consulting, Inc., a private consulting firm located in Cary, North Carolina since July 1998. Mr. Colson retired as President of International Regions & Professional Services at Lucent Technologies, Inc. ("Lucent") in April 1998, where he was responsible for sales of network systems products and services to global service providers since June 1997. Mr. Colson served as President of the AT&T Customer Business Unit at Lucent from January 1996 to June 1997. Mr. Colson has been a director of Crescent State Bank since December 1998 and a director of 3TEX since August 2000. Mr. Colson is also on the Board of Trustees of North Carolina State Engineering Foundation, which supports the School of Engineering at North Carolina State University, his alma mater.


             Members of the Board of Directors Continuing in Office
                 Three Year Term Expiring at 2003 Annual Meeting


         D. RIDGELY BOLGIANO, 68, has been a director of the Company since 1981. Mr. Bolgiano has been a Vice President and Chief Scientist of the Company since April 1984, and has served as Chairman of the Board of InterDigital Technology Corporation, a wholly-owned subsidiary of the Company, since May 1996. Mr. Bolgiano has been affiliated with the Company in various capacities since 1974.

         HOWARD E. GOLDBERG, 55, became a director of the Company in November 2000 when he also became Chief Executive Officer. Mr. Goldberg was also named

President of the Company in January 2001 and has served as President of InterDigital Technology Corporation, a wholly-owned subsidiary of the Company, since January 1999. Mr. Goldberg served as Interim President of the Company from September 1999 to November 2000, Executive Vice President from May 1995 to September 1999 and was also Secretary and General Counsel from May 1995 to October 1998.


             Members of the Board of Directors Continuing in Office
                 Three Year Term Expiring at 2002 Annual Meeting

         HARRY G. CAMPAGNA, 62, Chairman of the Board, has been a director of the Company since April 1994. Mr. Campagna has been the President, Chief Executive Officer and Chairman of the Board of Qualitex Co. for more than the past five years. Qualitex is a manufacturer of press pads and related items for the garment, apparel and textile industries.


         STEVEN T. CLONTZ, 50, became a director of the Company in April 1998. In January 1999 Mr. Clontz became President and Chief Executive Officer of StarHub Pte., Ltd., a full telecommunications wireline and wireless carrier located in Singapore. Mr. Clontz has also served as a director of StarHub since 1999. Mr. Clontz was President and Chief Executive Officer of IPC Information Systems, Inc., an AMEX listed company headquartered in New York which develops, manufactures and sells specialized telecommunications products and services to the financial trading industry, and served on the Board of Directors of IPC Information Systems from December 1995 to December 1998. Mr. Clontz was employed at BellSouth International, Inc. from September 1987 to December 1995 where from July 1992 he served as President, Asia Pacific Region, directing business development and investments in that region.


                           Committees and Meetings of
                             the Board of Directors

         The Company's Board of Directors has an Audit Committee, a Compensation and Stock Option Committee, a Finance and Investment Committee and a Nomination and Search Committee.


         The Audit Committee's principal functions are to recommend the selection of the independent public accountants, approve the scope of the audit and specification of non-audit services provided by such accountants and the associated fees for such services, review whether the non-audit services are compatible with maintaining the principal accountant's independence and review audit results. Additionally, the Audit Committee reviews internal accounting procedures and related controls and programs to comply with applicable laws and regulations relating to financial accountability. The current members of the Audit Committee are Mr. Roath, Chairman, Mr. Colson and Mr. Clontz. During 2000, the Audit Committee held 7 meetings.

         The Company's Compensation and Stock Option Committee (the "Compensation Committee") currently consists of Mr. Campagna, Chairman, and Mr. Roath. The Compensation Committee held 10 meetings in 2000. Its responsibilities include establishing compensation, bonus awards and similar matters and granting awards under the restricted stock and stock option plans of the Company.


         The Company's Nomination and Search Committee consists of Mr. Campagna, Chairman, Mr. Clontz, and Mr. Roath. The Nomination and Search Committee acted once by unanimous written consent in 2000. Its functions include reviewing and making recommendations to the full Board concerning nominees for directors. Although the Nomination and Search Committee will consider nominees recommended by shareholders, there are no formal procedures for such recommendations.

         The Board met 11 times during 2000. During 2000, each of the above incumbent directors attended at least 75% of the meetings of the Board and the committees on which they serve.

                            Compensation of Directors

         Each member of the Board who is not an officer or employee of the Company (an "Outside Director") is entitled, upon his election at the Annual Meeting of Shareholders, to receive an annual grant of non-qualified stock options to purchase shares of Common Stock under the Company's 2000 Stock Award and Incentive Plan. These options are granted automatically in an amount equal to 10,000 multiplied by the number of years remaining in the Director's term in office at an exercise price equal to the fair market value of the Common Stock on the date of grant. The options vest annually on the date of each year's Annual Meeting of Shareholders at the rate of 10,000 shares per year commencing on the date of the Annual Meeting following the Annual Meeting of Shareholders at which the options were granted. Prorated option grants are made to persons who served for a partial year. The Board has recently increased the amount of the annual automatic grant from 10,000 to 16,000 shares per year.

         Outside Directors are also entitled to an annual monetary director fee of $15,000 for a full calendar year of service. A pro rata portion of the $15,000 fee is paid for service of less than a full year. Payment of fees may be made, at the election of each Director, on January 15 of each year, quarterly or deferred. The Company also reimburses Outside Directors for certain expenses incurred in attending Board and committee meetings and travel on behalf of the Company.

         In connection with his service and extra commitment of time as Chairman of the Board during 2000, Mr. Campagna was awarded 40,000 restricted stock units under the Company's 1999 Restricted Stock Plan (RSUs) in 2000 and 100,000 RSUs in 2001. In connection with his service on the Board during 2000, Mr. Roath was awarded 10,000 options to purchase Common Stock in 2000 under the Company's 1997 Stock Option Plan for Outside Directors and 20,000 RSUs in 2001. During 2000 each of the Outside Directors was awarded RSUs in exchange for the relinquishment of a tax gross-up feature associated with previously granted restricted stock. The number of such RSUs were as follows: Mr. Campagna, 40,000; Mr. Colson, 12,000; Mr. Clontz, 12,000; and Mr. Roath, 12,000. The RSUs do not carry voting rights and, if unvested, they are forfeitable by the grantee upon his departure from service with the Company. As part of a program to increase ownership of Common Stock by Board members, the following Outside Directors were granted four (4) fully-vested options to purchase shares of Common Stock for each share of stock such directors purchased on the open market from December 21, 2000 to January 10, 2001 as follows: Mr. Campagna, 20,000 options; Mr. Colson, 52,800 options; Mr. Clontz, 48,000 options; and Mr. Roath, 76,190 options. The aggregate purchase price of shares eligible for the option match was capped at $100,000 for Outside Directors. In addition, Mr. Colson was granted 20,000 options under the Company's 2000 Stock Award and Incentive Plan and 5,000 shares of stock under the Company's 1999 Restricted Stock Plan. The exercise price of all these options was the fair market value of the Common Stock on the date of grant.


                          Compliance with Section 16(a)
                     of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent shareholders (collectively, "Reporting Persons") are additionally required to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations of Reporting Persons that no other reports were required with respect to fiscal 2000, the Reporting Persons complied with Section 16(a) filing requirements, with the exception of one late report filed by Mark Gercenstein.

         Under the rules of the Securities and Exchange Commission (the "Commission"), the Compensation Committee Report on Executive Compensation below, the Audit Committee Report appearing on page __ and the Shareholder Return Performance Graph appearing on page __ of this Proxy Statement are not to be deemed to be "soliciting material" or to be "filed" with the Commission, or to be subject to certain of the proxy rules or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that such information be treated as "soliciting material" or specifically incorporates it by reference into a filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Committee Report and the Shareholder Return Performance Graph shall not be incorporated by reference in such filings.

                             Executive Compensation

             Compensation Committee Report on Executive Compensation

General

The Company's Compensation and Stock Option Committee (the "Committee") has overall responsibility for the establishment, modification and implementation of executive compensation and benefit programs of the Company. The Committee's primary responsibilities include: adopting compensation plans, setting annual salary, bonus and other direct or indirect benefits of executive officers and other members of management, and administering Company stock option, restricted stock and bonus plans including the grant of awards under such plans to all eligible employees.

Compensation Philosophy

One of the most important duties of the Committee is to determine the compensation of the Company's executive officers with the goal of ensuring that shareholder value serves as a primary driver and motivator of executives. Accordingly, the Committee's philosophy is to ensure that the Company's executive compensation is shareholder focused, appropriate and competitive.

In determining the amount and composition of executive compensation for the Named Officers, as defined below, and the Company's Chief Executive Officer, and in compliance with its independent oversight responsibilities, the Committee is guided by the following objectives: to assist the Company to attract and retain qualified executives in a highly competitive industry; to reward executives consistent with the Company's performance; to recognize individual performance and responsibility; to strengthen the mutuality of interest between executives and the Company's shareholders; and to drive long-term performance. The principal elements of executive compensation are: base salaries, annual incentive compensation and long-term stock-based compensation. Executive benefits and perquisites have not historically been a significant component of the Company's executive compensation, although as part of its overall strategy the Committee is focused on providing competitive benefits to meet the health, welfare and retirement needs of all employees.

The Company had two Chief Executive Officers during 2000. When Mr. Goldberg was promoted to Chief Executive Officer, the Committee determined that offering him a compensation package substantially similar to that given his predecessor best served the general compensation objectives outlined above - retention, recognition of performance, strengthening the mutuality of interest of the Chief Executive Officer with shareholders and driving long-term performance.

Base Salary

The Company's policy is to set base salaries for each executive officer and the Chief Executive Officer in the upper middle range of scales for equivalent jobs with other similarly situated industrial employers. Annual base salaries are reviewed from time to time with the assistance of outside compensation consultants and available marketplace competitive data.

Annual Performance-Based Compensation

The Committee has instituted a bonus plan which provides for the payment of annual incentives to employees, including the Named Officers and the Chief Executive Officer, based on two factors: the Company's results measured against its pre-set business goals and individual performance ratings. Each executive officer was assigned a target percentage of salary (targets at 57% of salary in the case of the Chief Executive Officer and 40% of salary in the case of the other Named Officers.) Under the plan up to 30% of the executive's bonus may be paid in shares of Common Stock which is not transferable for a period of two years. Achievement of all goals results in payment of the target bonus. If actual results vary from the goals set, the bonus paid will be adjusted up or down based on a pre-set formula to reflect the variation from goals. The adoption of this plan was part of an overall strategy to create an environment of collective effort towards common goals, to give employees a stake in the performance of the Company and to appropriately reward employees when Company performance meets its desired objectives.

To promote these ends, the corporate business goals were set at aggressive levels in 2000 to incent and compensate superior performance. The Company's actual performance in 2000 with respect to meeting certain of the pre-set business goals resulted in each of the executive officers and the Chief Executive Officer, Mr. Goldberg, receiving less than the full amount of their respective target bonuses. In keeping with the Committee's philosophy to give executives more of a stake in the performance of the Company, while adding an equity retention feature, the full 30% of each executive's awards were made in the form of Common Stock. These shares are restricted as to transferability, generally for a two-year period, but are not forfeitable (except in the event that employment is terminated during such two-year period due to intentional wrong doing). The shares have full voting power and the right to receive dividends. The Committee also provided additional cash compensation in the form of a tax gross-up to cover each executives' tax liability associated with the stock payout.

The amount of Mr. Gercenstein's bonus was negotiated in connection with his termination of employment and did not include a grant of restricted stock.

During 2000, the Committee engaged Pearl Meyer & Partners, Inc. to selectively provide recommendations for modifying the Company's performance-based compensation program to ensure the Company could attract, motivate and retain appropriate personnel to key positions in the Company while ensuring that the compensation method would drive shareholder value.

Equity Incentives

Stock options, restricted stock, restricted stock units and shares of Common Stock having restrictions on transferability have been utilized as long-term incentives. These instruments function both as effective retention mechanisms over the medium-term and as methods of focusing executives on shareholder value in that the value of such forms of equity compensation is either derived from increases in the Company's stock value or is at-risk based on the value of the Company's stock.

Restricted stock and restricted stock units issued by the Company generally vest three years from the original grant date and are forfeited if the recipient leaves the Company during that period. In 2000, the executive officers and the Chief Executive Officer were granted RSUs in a number equal to the number of shares of restricted stock previously granted to them in exchange for the relinquishment of a tax gross-up feature associated with such shares.

As discussed above, the Committee used Common Stock as a component of executive bonus compensation for 2000. The use of stock, which is restricted from transfer for two years, serves to further align executive interests with those of the shareholders and encourage retention. The Committee may elect, from time to time, to grant restricted stock, restricted stock units or Common Stock to executives under the 2000 Stock Award and Incentive Plan and the 1999 Restricted Stock Plan.

In 2000, the Committee also adopted a program of annually evaluating and, if appropriate, granting stock options on a company-wide basis to further align the financial interests of all employees with the financial interest of the shareholders. Options are granted at 100% of the fair market value at the date of grant. The options granted to the Named Executives in 2000 vested in two equal installments, one at the close of 2000 and the second to vest in June of 2001. Both persons who served as Chief Executive Officer in 2000 received an option grant upon his appointment to the position.

As part of its philosophy that increased ownership of equity in the Company facilitates greater alignment of executive interests with shareholder interests, the Committee, in consultation with outside compensation advisors, instituted a special short-term program to incentivize executives to purchase the Company's Common Stock on the open market. For a period of approximately three (3) weeks, executives (including the Chief Executive Officer) were granted four fully vested options for each share of Common Stock they purchased. The 4-for-1 matching grant was capped at the point that the aggregate purchase price of shares bought by an executive reached the executive's then current salary.


Perquisites

Selective perquisites were given to the Chief Executive Officer in 2000. Mr. Gercenstein was paid allowances for temporary housing expenses and for a car. Mr. Goldberg, as Chief Executive Officer, has the same car allowance.

In implementing compensation policies, plans, and programs, the Committee will consider the effects of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a public company's tax deduction for compensation to its Chief Executive Officer and four other most highly compensated executive officers in excess of $1 million in any tax year. Under Section 162(m), compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible even though such compensation may (together with other compensation) exceed $1 million in a given year. The Committee intends to seek to preserve the tax deductibility of compensation to executive officers, to the extent that this objective does not impair the operation and effectiveness of the Company's compensation policies and programs. To this end, the 2000 Stock Award and Incentive Plan is being submitted to shareholders in order that annual incentive awards, stock options and certain other awards under the plan can qualify as "performance-based compensation" that will remain fully deductible by the Company. The Committee retains the flexibility, however, to enter into arrangements that may result in non-deductible compensation to executive officers.

COMPENSATION AND STOCK OPTION COMMITTEE:

                                                               Harry G. Campagna
                                                               Robert S. Roath


April 27, 2001

Summary Compensation Table

         The following table sets forth certain information concerning the annual and long-term compensation paid to or for (i) each person who served as the Company's Chief Executive Officer during the fiscal year ended December 31, 2000, and (ii) the Company's four most highly compensated other executive officers each of whose total annual salary and bonus exceeded $100,000 in 2000 (collectively, the "Named Officers"), for services rendered to the Company and its subsidiaries during fiscal years 1998, 1999 and 2000.

                                            Annual Compensation                      Long-Term Compensation
                           ------------------------------------------------------ ------------------------------
                                                                                                                      All
                                                                      Other          Restricted                      Other
Name and                                                              Annual           Stock       Securities        Compen-
--------                     Fiscal                                Compensation        Awards      Underlying        sation
Principal Position           Year     Salary ($)    Bonus (1)        ($)(2)            ($)(3)      Options (#)        (4)
------------------           ----     ----------    ---------        ------          ----------    -----------       ------
Howard E. Goldberg           2000      $293,694       $119,700           $0            $296,250       158,000        $3,119
  Chief Executive            1999      $249,167       $140,144           $0            $120,000             0        $3,579
  Officer and President      1998      $206,667       $180,000           $0                  $0             0        $3,419
  (5)

Mark A. Lemmo                2000      $222,600        $53,424           $0            $259,219        44,000        $2,938
  Executive Vice             1999      $210,000        $86,150           $0            $105,000         1,500        $2,905
  President                  1998      $183,333        $73,333           $0                  $0             0        $1,983

Charles R. Tilden            2000      $201,400        $48,336           $0            $234,526        35,000        $2,966
  Executive Vice             1999      $190,000        $78,706           $0             $94,998             0        $3,121
  President                  1998      $180,000        $72,000           $0                  $0             0        $3,292

William J. Merritt           2000      $190,800        $45,792           $0            $222,188        28,000        $2,531
  Executive Vice             1999      $164,167        $75,103           $0             $90,000       100,000        $2,469
  President, General         1998      $136,667       $102,500           $0                  $0             0        $2,402
  Counsel and Secretary

Richard J. Fagan             2000      $190,800        $45,792           $0            $222,188        31,720        $2,677
  Executive Vice             1999      $164,167        $74,563           $0             $90,000        50,000        $2,729
  President and Chief        1998       $20,000         $5,000           $0                  $0        50,000           $48
  Financial Officer (6)

Mark Gercenstein             2000      $208,143        $50,000      $31,786            $390,000       150,000      $163,219
  Chief Executive
  Officer (7)


(1) Amounts listed as bonuses in each fiscal year were accrued but not paid until the following year for each Named Officer. With the exception of Mr. Gercenstein, thirty percent of the bonuses accrued for 2000 were paid in shares of Common Stock which may not be transferred for a period of two years. 1999 bonus amounts have been adjusted to conform to the 2000 presentation.

(2) As permitted by rules established by the Commission, no amounts are shown with respect to certain "perquisites" where such amounts do not exceed the lesser of 10% of bonus plus salary or $50,000. Mr. Gercenstein's other annual compensation was comprised of allowances for a car ($11,926) and housing ($19,860).

(3) At December 31, 2000, each of the following Named Officers owned the following number of RSVs with the following values: Mr. Goldberg, 20,000 units, $108,700; Mr. Lemmo, 17,500 units, $94,675; Mr. Tilden, 15,833 units, $85,657; Mr. Merritt, 15,000 units, $81,150; Mr. Fagan, 15,000 units, $81,150; Mr. Gercenstein, 5,000; $27,050. The grantees of the
       RSVs have the right to receive dividend equivalents to the extent dividends are paid on the Common Stock. Dividends have never been paid on the Company's Common Stock nor does the Board have any current intention to pay dividends.

(4) Amounts listed under "All Other Compensation" for 2000 represent the dollar value of insurance premiums with respect to term life insurance (Mr. Goldberg $719; Mr. Lemmo $313; Mr. Tilden $443; Mr. Merritt $278; Mr. Fagan $278) and 401(k) matching (Mr. Goldberg $2,400; Mr. Lemmo $2,625; Mr. Tilden $2,523; Mr. Merritt $2,253; Mr. Fagan $2,399; Mr.
       Gercenstein $875); except that the amount listed for Mr. Gercenstein also represents a salary continuation payment of $39,774, a vacation pay-out of $22,270 and a $100,000 signing bonus.

(5) Mr. Goldberg served as Interim President of the Company from September 1999 until November 2000 when he was named Chief Executive Officer. He became President in January 2001.

(6)    Mr. Fagan joined the Company as Chief Financial Officer in November 1998.

(7) Mr. Gercenstein joined the Company as Chief Executive Officer in April 2000; he left the Company in November 2000. Upon his departure all 25,000 unvested RSUs granted to him terminated and 125,000 unvested stock options terminated.


         Each of the current Named Officers has entered into an employment agreement with the Company (the "Employment Agreements") that provides severance pay benefits, among other things, in certain events of termination of employment. The Employment Agreements (except in the case of the Chief Executive Officer) generally provide that the Company may enforce up to a one year covenant not to compete by paying severance of up to one year's salary and one year's continuation of medical and dental benefits during which time the individual is subject to non-compete provisions. Such agreements also provide a one-year covenant-not-to-compete without payment of severance following termination by the Company for "cause", as defined in the Employment Agreements. In addition, in the event of a termination within one year after a change of control, which is defined as the acquisition, including by merger or consolidation, or by the issuance by the Company of its securities, by one or more persons in one transaction or a series of related transactions, of more than fifty percent of the voting power represented by the outstanding stock of the Company or a sale of substantially all the assets of the Company, the employee would generally receive two years salary, all of his target bonus (except in the case of the Chief Executive Officer) and the immediate vesting of all stock options and restricted stock. The Agreements also provide that if any amount payable to the officers is subject to a federal exise tax imposed on "excess parachute payments", the officer shall be entitled to a cash payment sufficient to indemnify him for such tax.

         Under the terms of his Employment Agreement, Mr. Goldberg's service as director of the company is conditioned upon his retention as Chief Executive Officer. Mr. Goldberg's agreement also provides for a one-year covenant-not-to-compete regardless of the reason for termination and independent of any obligation the Company may have to pay severance.

         In connection with his departure from the Company in November 2000, Mr. Gercenstein executed a separation and confidentiality agreement. The agreement provides, in part, for salary continuation ($350,000 per annum) for eighteen months, a bonus payment which was paid in December 2000 and the continuation of medical and dental benefits which ceased when he became eligible to participate in a new employer's plan. Under the terms of Mr. Gercenstein's Employment Agreement, Mr. Gercenstein is subject to a one-year covenant-not-to-compete regardless of the reason for termination and independent of any obligation the Company may have to pay severence.

         The Employment Agreements (originally executed between October 1996 and November 1998) provide for the payment of annual salaries to said Executive Officers which may be increased from time to time. Current salaries paid pursuant to the Employment Agreements are: Mr. Goldberg, $350,000; Mr. Lemmo, $ 233,730; Mr. Merritt, $200,340; Mr. Fagan, $200,340; and Mr. Tilden, $211,470.


Stock Option Grants, Exercises and Holdings

         The following tables set forth certain information concerning stock options granted to and exercised by the Named Officers and each person serving as Chief Executive Officer of the Company during fiscal 2000 and unexercised stock options held by them at the end of fiscal 2000.

                                                   Individual Grants
                                                   ------------------



                                 Number of        Percent of                                          Potential Realizable
                                Securities      Total Options                                           Value at Assumed
                                Underlying        Granted to      Exercise or                         Annual Rates of Stock
                                  Option          Employees       Base Price       Expiration          Price Appreciation
          Name                    Granted       In Fiscal Year      ($/Sh)            Date             For Option Term (1)
          ----                    -------       --------------      ------         ----------        ------------------------
                                                                                                         5%            10%
                                                                                                         --            ---
Howard E. Goldberg                 30,000             1.26%         $25.25          03/30/10          $ 476,223    $1,206,747
                                  120,000             5.07%         $ 8.81          11/20/10          $ 664,867    $1,684,905
                                    8,000             0.34%         $ 5.25          12/27/10          $  26,414    $   66,937

Mark A. Lemmo                      20,000             0.84%         $25.25          03/30/10          $ 317,482    $  804,498
                                   16,000             0.08%         $ 5.19          12/26/10          $  14,163    $   35,891
                                    2,000             0.17%         $ 5.25          12/27/10          $   6,805    $   17,244
                                    4,000             0.67%         $ 5.63          12/28/10          $  52,223    $  132,344
                                    2,000             0.08%         $ 5.41          12/29/10          $   6,603    $   16,734

Charles R. Tilden                  15,000             0.63%         $25.25          03/30/10          $ 238,111    $  603,373
                                   20,000             0.84%         $ 5.25          12/27/10          $  66,034    $  167,343

William J. Merritt                 20,000             0.84%         $25.25          03/30/10          $ 317,482    $  804,498
                                    8,000             0.34%         $ 5.25          12/27/10          $  26,414    $   66,937

Richard J. Fagan                   20,000             0.84%         $25.25          03/30/10          $ 317,482    $  804,498
                                    7,720             0.03%         $ 5.19          12/26/10          $  25,198    $   63,856
                                      800             0.13%         $ 5.25          12/27/10          $   2,641    $    6,694
                                    3,200             0.33%         $ 5.41          12/29/10          $  10,887    $   27,591

Mark Gercenstein                  150,000             6.33%         $13.00             (2)           $1,225,920    $3,106,477

(1) Potential Realizable Value is reported net of the option exercise price, but before taxes associated with the exercise. These amounts represent certain assumed rates of appreciation only and are not necessarily reflective of gains actually achievable. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's Common Stock.

(2) All unvested options (125,000) terminated on the date Mr. Gercenstein left the Company. On February 20, 2001, 3,846 of his incentive stock options expired. On May 20, 2001, the remaining 21,154 non-qualified stock options will expire.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                           Shares
                        Acquired on      Value
                          Exercise      Realized           Number of Securities               Value of Unexercised
                        -----------     --------     Underlying Unexercised Options          In-the-Money Options
         Name                (#)          ($)            At Fiscal Year-End (#)            At Fiscal Year-End ($)(1)
         ----                ---          ---            ----------------------            -------------------------
                                                     Exercisable         Unexercisable    Exercisable    Unexercisable
                                                     -----------         -------------    -----------    -------------
Howard E. Goldberg             0              $0        313,000             115,000         $71,705              $0
Mark A. Lemmo                  0              $0        205,000              10,000          $5,914              $0
Charles R. Tilden         33,000        $903,087        159,000               7,500          $3,200              $0
William J. Merritt        10,000        $286,575        130,499              47,501         $15,180          $8,687
Richard J. Fagan               0              $0         88,385              43,335          $1,826              $0
Mark Gercenstein               0              $0         25,000                   0              $0              $0


(1) The values in this column are based on the closing sale price of the Common Stock ($5.41) on December 29, 2000, the last trading day of the Company's 2000 fiscal year.

                      Shareholder Return Performance Graph

         The following graph compares for years 1996 through 2000 the yearly change in the cumulative total return to holders of the Company's Common Stock with the cumulative total return of the CRSP Index for Nasdaq Market U.S. Companies, as compiled by the Center for Research in Security Prices, The University of Chicago, Graduate School of Business, and the Nasdaq industry group consisting of telecommunications companies.


                                     REPORT

                 Comparison of Five-Year Cumulative Total Returns
                             Performance Report for
                     InterDigital Communications Corporation

Prepared by the Center for Research in Security Prices
Produced on 03/05/2001 including data to 12/29/2000

Company Index: CUSIP      Ticker   Class     Sic     Exchange

               45866A10   IDCC               6794    NASDAQ

               Fiscal Year-end is 12/31/2000

Market Index:  Nasdaq Stock Market (US Companies)


Peer Index:    Nasdaq Telecommunications Stocks

               SIC 4800-4899 US & Foreign





                 Date         Company Index   Market Index   Peer Index

               12/29/1995        100.000        100.000        100.000
               01/31/1996        124.576        100.501        102.442
               02/29/1996        135.593        104.334        105.072
               03/29/1996        118.644        104.683        105.161
               04/30/1996        110.169        113.356        109.165
               05/31/1996        128.814        118.554        111.798
               06/28/1996        115.254        113.208        108.488
               07/31/1996         93.220        103.132         94.538
               08/30/1996        112.712        108.926         99.094
               09/30/1996        105.085        117.256        102.117
               10/31/1996         88.136        115.952         97.881
               11/29/1996         98.305        123.140         99.476
               12/31/1996         80.508        123.036        102.251
               01/31/1997         91.525        131.766        104.730
               02/28/1997         81.356        124.473        101.551
               03/31/1997         72.881        116.356         94.803
               04/30/1997         62.712        119.983         98.407
               05/30/1997         89.830        133.572        110.497
               06/30/1997         74.576        137.679        118.816
               07/31/1997         76.271        152.184        126.127
               08/29/1997         79.661        151.956        121.818
               09/30/1997         72.881        160.961        137.603
               10/31/1997         66.949        152.576        141.533
               11/28/1997         58.475        153.381        142.768
               12/31/1997         41.525        150.693        149.259
               01/30/1998         40.678        155.465        159.199
               02/27/1998         53.390        170.074        173.362
               03/31/1998         77.966        176.360        189.982

     10306
Copyright (C) 2001

                                     REPORT

                 Comparison of Five-Year Cumulative Total Returns
                             Performance Report for
                     InterDigital Communications Corporation

Prepared by the Center for Research in Security Prices
Produced on 03/05/2001 including data to 12/29/2000

                  Date        Company Index   Market Index   Peer Index

               04/30/1998         93.220        179.341        187.354
               05/29/1998         74.576        169.377        183.593
               06/30/1998         72.881        181.227        200.949
               07/31/1998         72.881        179.113        208.960
               08/31/1998         44.915        143.609        157.303
               09/30/1998         56.780        163.533        177.405
               10/30/1998         67.797        170.717        194.385
               11/30/1998         64.407        188.075        206.829
               12/31/1998         61.864        212.509        247.024
               01/29/1999         80.508        243.354        285.380
               02/26/1999         66.102        221.562        282.537
               03/31/1999         58.475        238.327        310.694
               04/30/1999         61.864        246.004        330.590
               05/28/1999         62.712        239.191        331.689
               06/30/1999         61.017        260.712        329.562
               07/30/1999         71.186        256.011        321.239
               08/31/1999         82.203        266.837        303.247
               09/30/1999         74.576        267.204        300.806
               10/29/1999         75.424        288.620        356.232
               11/30/1999        137.288        323.735        379.578
               12/31/1999       1016.948        394.942        438.277
               01/31/2000        393.220        380.325        436.944
               02/29/2000        433.050        452.623        479.348
               03/31/2000        338.983        443.301        465.892
               04/28/2000        280.508        372.872        379.610
               05/31/2000        217.796        327.892        317.483
               06/30/2000        224.576        385.428        367.472
               07/31/2000        244.068        364.554        327.478
               08/31/2000        242.373        407.642        333.146
               09/29/2000        189.830        354.697        294.329
               10/31/2000        148.305        325.427        257.026
               11/30/2000         81.780        250.886        187.273
               12/29/2000         73.305        237.676        188.477



The index level for all series was set to 100.0 on 12/29/1995





      10306
Copyright (C) 2001

                Comparison of Five-Year Cumulative Total Returns
                             Performance Graph for
                    InterDigital Communications Corporation

              Produced on 03/05/2001 including data to 12/29/2000


                               [GRAPHIC OMITTED]


-----------------------------------------------------------------------------------------------------------------------------------
                                                               Legend

Symbol           CRSP Total Returns Index for:              12/1995   12/1996   12/1997    12/1998    12/1999    12/2000
------           -----------------------------              -------   -------   -------    -------    -------    -------
_______ Box      InterDigital Communications Corporation     100.0       80.5      41.5       61.9     1016.9       73.3
___ ___ Star     Nasdaq Stock Market (US Companies)          100.0      123.0     150.7      212.5      394.9      237.7
------- Diamond  Nasdaq Telecommunications Stocks            100.0      102.3     149.3      247.0      438.3      188.5
                 SIC 4800 - 4899 US & Foreign

Notes:
  A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
  B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
  C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
  D. The index level for all series was set to $100.0 on 12/29/1995.
-----------------------------------------------------------------------------------------------------------------------------------



         The above graph assumes that the value of the investment in InterDigital Communications Corporation, the AMEX Index companies, the Published Industry Group Index companies and the Nasdaq Telecom Index companies was $100 at the market close on December 31, 1995 (the last trading day in 1995), and that all dividends paid by companies included in the AMEX Index and the Published Industry Group Index were reinvested. During this period the Company has not declared or paid any dividends on its Common Stock.

                              Security Ownership Of
                            Certain Beneficial Owners

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of January 15, 2001 by each person known to the Company to be the beneficial owner of more than 5% of any class of the Company's outstanding Common Stock. The following information is based solely upon such shareholder's Schedule 13G, Amendment No. 6, dated January 15, 2001, as filed with the Commission.

     Name and Address of                Amount and                Percent of
     Beneficial                         Nature of                 Common Stock
     Owner                              Ownership (1)             Outstanding
     -------------------                -------------             -------------

Heartland Advisors, Inc.                  2,749,250                   5.1%
790 North Milwaukee Street
Milwaukee, WI  53202

William J. Nasgovitz
c/o Heartland Advisors, Inc.
790 North Milwaukee Street
Milwaukee, WI  53202


(1) Heartland Advisors, Inc. has sole voting and dispositive power as to 1,039,050 shares and sole dispositive, but no voting power as to 1,710,200 shares. All of such shares are held in various investment advisory accounts of Heartland Investors. No such account is known to have such an interest relating to more than 5% of the class. The 2,749,250 shares may also be deemed beneficially owned by Mr. William
         J. Nasgovitz, President and principal shareholder of Heartland Advisors, Inc., as a result of his position with and stock ownership of Heartland Advisors, Inc., which could be deemed to confer upon him voting and/or investment power over such shares. Of the 2,749,250 shares, 1,556,800 shares may also be deemed beneficially owned by Mr. Nasgovitz as a result of his position as an officer and director of Heartland Group, Inc., which could be deemed to confer upon him voting power over shares Heartland Group, Inc. beneficially owns.


                        Security Ownership of Management

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of April 6, 2001, by each of the Company's directors, by each of the Named Officers, and by all executive officers and directors of the Company as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares listed.


                                          Amount and                Percent of Common
Name of                                   Nature of                 Stock Outstanding
Beneficial Owner                          Ownership(1)(2)           (if greater than 1%)(3)
----------------                        -----------------------------------------------------
D. Ridgely Bolgiano..................     384,201                     -
Harry G. Campagna....................     845,725 (4)                 1.5%
Joseph S. Colson, Jr.................     155,523                     -
Steven T. Clontz.....................     125,448                     -
Richard J. Fagan ....................     113,995                     -
Mark Gercenstein.....................      29,154                     -
Howard E. Goldberg...................     345,522 (4)                 -
Mark A. Lemmo.........................    233,385                     -
William J. Merritt...................     155,424                     -
Robert S. Roath......................     216,306                     -
Charles R. Tilden....................     185,263                     -
All directors and officers
as a group (13 persons)...............  3,063,943(4)                  5.3%

---------------------
(1) Includes the following number of shares of Common Stock which may be acquired by the persons and group identified in the table (or members of the immediate family or other persons or entities affiliated with such persons or members of such group), through the exercise of options or warrants which were exercisable as of April 6, 2001 or will become exercisable within 60 days of such date: Mr. Bolgiano, 273,050; Mr. Campagna, 770,725; Mr. Colson, 123,248; Mr. Clontz, 98,448; Mr. Fagan, 92,485; Mr. Gercenstein, 21,154; Mr. Goldberg, 313,000; Mr. Lemmo, 205,000;
     Mr. Merritt, 130,499; Mr. Roath, 174,190; Mr. Tilden, 159,500; all
     directors and executive officers as a group, 2,156,299.

(2) Does not include ownership of RSUs which constitute rights to receive Common Stock under the Company's 1999 Restricted Stock Plan at a future date. Such RSUs are forfeitable, do not have voting rights and are not deemed to be outstanding shares. Ownership of RSUs by the named beneficial owners at April 6, 2001 is as follows: Mr. Bolgiano, 9,583; Mr. Campagna, 180,000; Mr. Colson, 12,000; Mr. Clontz, 12,000; Mr. Fagan, 15,000; Mr.
     Gercenstein, 0; Mr. Goldberg, 20,000; Mr. Lemmo, 17,500; Mr. Merritt, 15,000; Mr. Roath, 32,000; Mr. Tilden, 15,833.

(3) Based upon 55,520,892 shares of Common Stock issued and outstanding at April 6, 2001.

(4) Investment and voting power with respect to certain of such securities may be shared with members of the immediate family or other persons or entities affiliated with the listed person or members of the listed group.

                        Compensation Committee Interlocks
                            and Insider Participation

         During 2000 the following directors served on the Compensation and Stock Option Committee of the Board: Mr. Campagna and Mr. Roath. None of the aforementioned Committee members was an officer or employee of the Company or any of its subsidiaries during 2000, or was formerly an officer of the Company or any of its subsidiaries.

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                  (Proposal 2)

         The Board of Directors, upon recommendation of the Audit Committee, has appointed Arthur Andersen LLP as independent public accountants to examine the financial statements of the Company for the year ending December 31, 2001. Arthur Andersen LLP has served as the independent public accountants for the Company since 1982.

Audit Fees; Financial Information Systems Design and Implementation Fees; All Other Fees

         Arthur Andersen LLP's aggregate fees for professional services rendered to the Company in connection with its audit of our annual financial statements for the year ending December 31, 2000 and reviews of quarterly financials reported on Form 10-Q totaled: $115,000.

         Arthur Andersen LLP's aggregate fees for professional services rendered to the Company in connection with financial information systems design and implementation during fiscal 2000 totaled approximately $855,000.

         The Company also paid Arthur Andersen LLP approximately $45,000 for tax advisory services through 2000.

         Representatives of Arthur Andersen LLP will be present at the meeting to make a statement if they desire to do so and to respond to appropriate questions.

         Although the submission of the appointment of Arthur Andersen LLP is not required by law or the By-Laws of the Company, the Board is submitting it to the shareholders to ascertain their views. If the shareholders do not ratify the appointment, the Board will not be bound to seek other independent public accountants for 2001, but the selection of other independent public accountants will be considered in future years. To be ratified, the appointment must be approved by a majority of the votes cast by all holders of the Common Stock present, in person or by proxy, and entitled to vote at the meeting.

         The Board recommends a vote FOR Proposal 2 to ratify the appointment of Arthur Andersen LLP.


                          Report of the Audit Committee

The Audit Committee's primary function is to oversee the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2000.

The Audit Committee has discussed with Arthur Andersen LLP, the Company's independent public accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the Audit of the Company's financial statements. The Committee has also received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by the Independence Standards Board Standard No.1, Independent Discussion with Audit Committees, which relates to the accountant's independence from the Company and its related entities, and has discussed with Arthur Andersen LLP their independence from the Company. The Committee also gave due consideration as to whether the tax advisory services, services relating to an ERP system implementation project and other consulting work performed by Arthur Andersen LLP is compatible with maintaining the auditors' independence.

The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached to this Proxy Statement as Appendix A. Each of the members of the Audit Committee qualifies as an "independent" director within the meaning of Rule 4200 of the Nasdaq Marketplace Rules.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report of Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee has also recommended to the Board of Directors the engagement of Arthur Andersen LLP as the Company's independent auditors for fiscal year 2001.

AUDIT COMMITTEE:

                                                       Robert S. Roath, Chairman
                                                       Joseph S. Colson, Jr.
                                                       Steven T. Clontz


                              SHAREHOLDER PROPOSALS

         To be eligible for inclusion in the Company's proxy materials for the 2002 Annual Meeting of Shareholders, a proposal intended to be presented by a shareholder for action at that meeting must, in addition to meeting the shareholder eligibility requirements of the Securities and Exchange Commission's rules governing such proposals, be received not later than December 27, 2001 by the Secretary of the Company at the Company's principal executive offices, 781 Third Avenue, King of Prussia, PA 19406-1409. The execution of a proxy solicited by the Company in connection with its 2002 Annual Meeting of Shareholders shall confer on the designated proxy holders discretionary voting authority to vote on any matter for which the Company has not received notice on or prior to March 20, 2002.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, we do not know of any items, other than those identified in the Notice of Annual Meeting of Shareholders, which may properly come before the Meeting. However, if other matters should properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment in such matters.

         THE COMPANY HAS PROVIDED TO EACH PERSON SOLICITED, A COPY OF ITS ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, BUT EXCLUDING EXHIBITS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000. REQUESTS FOR EXHIBITS, FOR WHICH THE COMPANY WILL IMPOSE A CHARGE, SHOULD BE DIRECTED IN WRITING TO WILLIAM J. MERRITT, SECRETARY, INTERDIGITAL COMMUNICATIONS CORPORATION, 781 THIRD AVENUE, KING OF PRUSSIA, PENNSYLVANIA 19406-1409. COPIES OF THE ANNUAL REPORT MAY ALSO BE ACCESSED ELECTRONICALLY AT THE COMMISSION'S HOME PAGE ON THE INTERNET AT WWW.SEC.GOV.


                                        By Order of the Board of Directors



                                        William J. Merritt, Secretary


King of Prussia, Pennsylvania
April 30, 2001

                                   APPENDIX A

                     InterDigital Communications Corporation
                             Audit Committee Charter



Function

The primary function of the Audit Committee (Committee) is to assist the Board of Directors (Board) in fulfilling its oversight responsibilities related to corporate accounting, financial reporting practices and integrity of financial reports as well as legal and regulatory compliance therewith. The Committee shall provide support for management's efforts to enhance the quality of the Company's internal control structure and help to facilitate effective communication between the Board and the Company's independent public accountants.

Organization

The Committee will be comprised of three or more directors of the Board. Each member of the Committee shall be an independent director and meet the independence requirements of any stock exchange on which the Company's shares are traded as interpreted by the Board in its business judgment. Further, all members of the Committee must have a working familiarity with basic finance and accounting practices, and at least one member must also have accounting or related financial expertise.

Meetings

o The Committee will meet at least quarterly each year, and at any additional time as either the Board or Committee deems necessary. The Committee chairman has the power to call a Committee meeting whenever he or she thinks there is a need. A Committee member should not vote on any matter in which he or she is not independent. In addition, the Committee has the right to engage any outside party or consultant that it deems appropriate to assist the Committee in the execution of its responsibilities. Meetings will follow an agenda and approved minutes of the meeting shall be maintained.

o The Company's independent public accountants will generally be requested to attend Committee meetings. The Committee may request members of management or others to attend meetings and to provide pertinent information as necessary. The Committee shall provide management and the independent public accountants with appropriate opportunities to meet privately with the Committee.

Responsibilities

o    General Responsibilities

     >> The Committee provides open avenues of communication with management, the independent public accountants and the Board.
     >> The Committee must report Committee actions to the full Board and may make appropriate recommendations.


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o    Responsibilities for Engaging Independent Public Accountants

     >> The Committee will recommend to the Board the selection of the independent public accountants for Company audits.
     >> The Committee will discuss with the independent public accountants all significant relationships and services the independent public accountants have with the Company to determine the independent public accountants' independence. The Committee will also require from the independent public accountants an annual statement delineating all relationships between the independent public accountants, related companies and the Company.
     >> The Committee will also review the performance of the independent public accountants, and, if so determined by the Committee, recommend that the Board replace the independent public accountants. The Committee, the Board and the Shareholders, collectively, have the ultimate authority and responsibility to select, evaluate and where appropriate, replace the Company's independent public accountants.
     >> The Committee will consult with the independent public accountants and financial management of the Company to review the scope of the annual external audit.
     >> The Committee will review and approve the fees to be paid to the independent public accountants.
     >> The Committee will consider and determine the advisability of having the independent public accountants make specified studies and reports as to auditing matters, accounting procedures, tax, or other matters.

o Responsibilities for Reviewing the Annual Audit and the Review of Quarterly and Annual Financial Statements

     >> The Committee will ascertain that the independent public accountants will be available to the full Board at least annually and will provide the Committee with a timely analysis of significant financial reporting issues.
     >> The Committee will ask management and the independent public accountants about significant risks and exposures and will assess management's steps to minimize them.
     >> The Committee will review the following with the independent public accountants and financial management, if applicable:
        - The adequacy of the Company's internal accounting controls and financial reporting process.
        - Any significant findings and recommendations made by the Company's independent public accountants, together with management's responses to them.
     >> Shortly after the annual examination is completed, the Committee will review the following with management and the independent public accountants:
        - The Company's annual financial statements and related footnotes.
        - The impact of pronouncements by the Financial Accounting Standards Board, releases of the Securities and Exchange Commission, and any other pertinent regulations that might have an effect on the Company's audited financial statements.
        - The independent public accountants' audit of and report on the financial statements.
        - Any matters the independent public accountants determine that are required to be discussed with the Committee pursuant to Statement of Auditing Standards No. 61.
        - Any serious difficulties or disputes with management encountered during the course of the audit.
        - The Company's Annual Report on Form 10-K.

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        - The management recommendation letter on accounting procedures and controls prepared by the Company's independent public accountants and any other reports and management's responses concerning such reports.
        - Anything else about the audit procedures or findings that Generally Accepted Auditing Standards requires the independent public accountants to discuss with the Committee.
     >> The Committee will consider and review with management:
        - Any significant findings related to financial reporting, internal controls or other corporate matters of importance to the Committee during the year and management's responses to them.
        - Any difficulties encountered by the independent public accountants while conducting audits, including any restrictions on the scope of their work or access to required information.
     >> With respect to quarterly results, the Committee will meet quarterly with the independent public accountants and management to discuss if significant events, transactions and changes in accounting estimates were considered by the independent public accountants (after performing their required quarterly review) to have affected the quality of the Company's financial reporting. This meeting will take place prior to filing Form 10-Q with the Securities and Exchange Commission and preferably before the quarterly earnings release.

o    Certification and Disclosure Responsibilities

     >> The Committee will insure that the Company has complied with requirements of any market on which its securities are traded with respect to certifications required of its Audit Committee.
     >> The Committee will insure that the Company has complied with required
        Securities and Exchange Commission proxy disclosures regarding:
        - Committee member independence, an indication of whether the Committee is governed by a written charter, and if so, include a copy of the charter at least once every three years.
        - Annual inclusion in the proxy of a report of the Committee's findings that resulted from its financial reporting oversight responsibilities.

o    Periodic Responsibilities

     >> Review and update the Committee's charter as circumstances may warrant. >> Review with appropriate management and outside resources, if necessary, legal and regulatory matters that may have a material effect on the organization's financial statements, compliance policies and programs and reports from regulators.
     >> Meet with the independent public accountants and management in private separate sessions to discuss any matters the Committee or these groups believe should be discussed privately.
     >> Review any other matters that may be appropriate such as corporate insurance coverage.

o    Scope of Responsibilities

     While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent public accountants. Additionally, it is not the duty of the Committee to assure compliance with laws and regulations affecting the Company or to conduct investigations to resolve disagreements, if any, between management and the independent public accountants. The Committee shall also undertake such additional activities within the scope of its primary function as the Committee from time to time determines.

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